Exhibit 99.1

                          For release on April 29, 2004

Contacts:
---------
Robert W. DeCook, CEO
or
Vicki Hladik, CFO
(641)673-8328

                 Horizon Financial Services Corporation Reports
                      Third Quarter of Fiscal 2004 Results
                           And Declares Cash Dividend

Oskaloosa, Iowa -- Horizon Financial Services Corporation, Nasdaq OTC BB (HZFS), the parent company of Horizon Federal Savings Bank, reported net earnings of $272,000 or $0.35 per share, fully diluted, for the quarter ended March 31, 2004, compared to $302,000 or $0.39 per share, fully diluted, for the quarter ended March 31, 2003. The decrease in net earnings for the quarter compared to the same quarter one year earlier is attributable to several factors. Net interest income improved by $93,000 from $946,000 for the quarter ended March 31, 2003 to $1,039,000 for the quarter ended March 31, 2004. A decrease in interest expense of $83,000 was supplemented by a small increase of $10,000 in interest earned. The Company's net interest margin, which is net interest income dividend by average interest-earning assets, was 4.55% for the three month period ended March 31, 2004 compared to 4.26% for the same period ended 2003. There was an increase in non-interest expense of $93,000 to $752,000, compared to $659,000 for the three month period ended March 31, 2003, mainly as a result of an increase of $20,000 in office property and equipment, an increase of $29,000 in employment compensation and benefits, and a $41,000 increase in other expense largely comprised of increases in employee education costs, technology consulting fees, and Federal Reserve charges. Provisions for losses on loans increased by $52,500 from $37,500 to $90,000 due to an increase in write-downs taken during the period compared to the quarter ended March 31, 2003. A decrease in non-interest income of $11,000, comprised primarily of a decrease in gains on sale of mortgage loans of $17,000, and a decrease in fees, commissions and service charges of $23,000, also contributed to the decrease in earnings for the three month periods being compared. Gain on sale of securities as a part of non-interest income increased $29,000.

The Company also reported results for the first nine months of its fiscal year ending June 30, 2004. The Company reported net earnings of $948,000 or $1.23 per share, fully diluted, for the nine months ended March 31, 2004, compared to net earnings of $825,000 or $1.07 per share, fully diluted, for the nine months ended March 31, 2003, an increase of fifteen percent. The increase in income for the first nine months is primarily attributable to increased non-interest income of $317,000 to $747,000 for the nine months ended March 31, 2004, as compared to $429,000 for the nine months ended March 31, 2003, as a result of a $162,000 securities impairment loss on an equity security in the first quarter of the 2003 fiscal year and a $161,000 increase in gains on sale of securities. Fees, commissions and service charges also increased $30,000. Net interest income, after provisions for losses on loans, increased $225,000 to $2.9 million from $2.6 million for the nine months ended March 31, 2004 as compared to the nine months ended March 31, 2003, largely as a result of reduced interest paid on deposits and FHLB advances. As with the third fiscal quarter just ended, the decrease in interest expense was attributable primarily to decreases in rates. Provision for loan losses increased $34,000 to $210,000 for the nine months compared to $176,000 for the year ended March 31, 2003. Non-interest expense increased $367,000 during the first nine months to $2.2 million from $1.8 million mainly due to increased compensation expense of $153,000 as the Company has added employees in preparation of opening a new office in Pleasant Hill, Iowa later this spring and increased office property and equipment expense of $91,000. Net interest margin for the nine month period ended March 31, 2004 was 4.57% compared to 4.29% for the period ended March 31, 2003. "I am very pleased that income for the first nine months remained very strong and sufficient to produce an annualized 11.65% return on equity," stated Robert W. DeCook, Chief Executive Officer.

At March 31, 2004, Horizon Financial Services Corporation had assets of $96.3 million and stockholders' equity of $11.3 million, or $14.59 per share of common stock compared to assets of $91.3 million and stockholders' equity of $10.4 million or $13.95 per share at June 30, 2003. Horizon Financial Services Corporation and its subsidiary, Horizon Federal Savings Bank, provide a wide range of financial products and services through three offices in two counties in southeast Iowa. In addition, the Company has a loan production office in Pleasant Hill, Iowa, a suburb of Des Moines, Iowa in preparation for the opening of its new office there in 2004.

Horizon Financial Services Corporation also announced that the Corporation will pay a cash dividend of six cents per share for the fourth quarter ending June 30, 2004. The dividend will be payable on June 11, 2004 to shareholders of record on June 4, 2004. The six cent cash dividend is one-fourth cent higher than the previous quarter.


                           FORWARD-LOOKING STATEMENTS

The Company may from time to time make "forward-looking statements," including statements contained in the Company's filings with the Securities and Exchange Commission (the "SEC"), in its reports to shareholders and in other communications by the Company, which are made in good faith by the Company and the Banks pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company's beliefs, expectations, estimates, and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Company's control). Those risks and uncertainties could cause the Company's financial performance to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements.

The Company does not undertake, and expressly disclaims any intent or obligation, to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

              HORIZON FINANCIAL SERVICES CORPORATION and SUBSIDIARY
                           Consolidated Balance Sheets

                                                                March 31,          June 30,
                                                                   2004               2003
        Assets                                                     ----               ----
        ------                                                 (Unaudited)
Cash and cash equivalents                                     $  4,200,967       $  5,303,912
Securities available-for-sale                                   13,947,289         17,176,190
Loans receivable, net                                           73,667,138         65,006,810
Real estate                                                        391,454            638,658
Stock in Federal Home Loan Bank, at cost                           417,300            509,200
Office property and equipment, net                               2,781,071          1,971,871
Accrued interest receivable                                        645,513            567,301
Deferred income tax asset                                          138,025             60,000
Accrued income tax receivable                                       17,252             42,282
Prepaid expenses and other assets                                   84,710             46,109
                                                              ------------       ------------

        Total assets                                          $ 96,290,719       $ 91,322,333
                                                              ============       ============

Liabilities and Stockholders' Equity
------------------------------------

Deposits                                                      $ 77,473,614       $ 74,422,752
Advances from Federal Home Loan Bank                             6,907,500          5,545,115
Advance payments by borrowers for taxes and insurance              235,961            347,265
Accrued expenses and other liabilities                             461,263            563,151
                                                              ------------       ------------

        Total liabilities                                       85,033,338         80,878,283
                                                              ------------       ------------

Stockholders' equity:
Preferred stock, $.01 par value,
     Authorized 250,000 shares, none issued                          - - -              - - -
Common stock, $.01 par value,
     Authorized 1,500,000 shares, 1,046,198 issued                  10,462             10,462
Additional paid-in capital                                       5,025,598          5,025,598
Retained earnings, substantially restricted                      8,303,170          7,498,305
Treasury stock, at cost, (274,727 and 297,267 shares
      at March 31, 2004 and June 30, 2003, respectively)        (2,099,098)        (2,237,884)
Accumulated other comprehensive income-net
      unrealized gain on securities available-for-sale              17,249            147,569
                                                              ------------       ------------

        Total stockholders' equity                              11,257,381         10,444,050
                                                              ------------       ------------


Total liabilities and stockholders' equity                    $ 96,290,719       $ 91,322,333
                                                              ============       ============

              HORIZON FINANCIAL SERVICES CORPORATION and SUBSIDIARY
                      Consolidated Statements of Operations

                                                               Three Month                       Nine months
                                                              Ended March 31,                  Ended March 31,
                                                           2004             2003            2004              2003
                                                           ----            ----             ----              ----
                                                                (Unaudited)                        (Unaudited)
Interest income:
Loans                                                  $ 1,272,605      $ 1,254,335      $ 3,800,246      $ 3,873,368
Investment securities available-for-sale                   161,277          159,294          476,587          433,410
Other interest income                                        4,165           14,094           17,153           58,577
                                                       -----------      -----------      -----------      -----------

Total interest income                                    1,438,047        1,427,723        4,293,986        4,375,355
                                                       -----------      -----------      -----------      -----------

Interest expense:
Deposits                                                   326,446          409,897        1,007,219        1,347,203
Advances from Federal Home Loan Bank                        72,149           71,363          215,132          215,541
                                                       -----------      -----------      -----------      -----------

Total interest expense                                     398,595          461,260        1,222,351        1,562,744
                                                       -----------      -----------      -----------      -----------

Net interest income                                      1,039,452          946,463        3,071,635        2,812,611

Provision for losses on loans                               90,000           37,500          210,000          175,800
                                                       -----------      -----------      -----------      -----------

Net interest income after provision for
  losses on loans                                          949,452          908,963        2,861,635        2,636,811
                                                       -----------      -----------      -----------      -----------

Non-interest income:
Fees, commissions and service charges                      147,554          170,320          511,013          481,128
Gain on sale of securities                                  43,758           14,597          188,704           27,218
Gain on sale of mortgage loans                               9,361           26,370           46,873           63,531
Impairment loss on equity securities                         - - -            - - -            - - -         (161,662)
Other                                                        - - -               50            - - -           19,022
                                                       -----------      -----------      -----------      -----------

Total non-interest income                                  200,673          211,337          746,590          429,237
                                                       -----------      -----------      -----------      -----------

Non-interest expense:
Compensation, payroll taxes and employee benefits          395,991          367,367        1,177,591        1,024,489
Advertising                                                 36,112           28,741          102,331           63,824
Office property and equipment                              127,071          106,749          373,160          281,897
Federal deposit insurance premiums                           2,861            3,083            8,725            9,276
Data processing services                                    55,047           58,547          157,172          164,334
Other real estate                                           19,825           20,581           69,526           30,163
Other                                                      115,034           73,653          300,476          248,350
                                                       -----------      -----------      -----------      -----------

Total non-interest expense                                 751,941          658,721        2,188,981        1,822,333
                                                       -----------      -----------      -----------      -----------

Earnings before taxes                                      398,184          461,579        1,419,244        1,243,715

Taxes                                                      125,950          159,700          471,150          419,100
                                                       -----------      -----------      -----------      -----------
Net earnings                                           $   272,234      $   301,879      $   948,094      $   824,615
                                                       ===========      ===========      ===========      ===========

     Earnings per common share-
       Basic                                           $      0.35      $      0.40      $      1.24      $      1.09
       Diluted                                         $      0.35      $      0.39      $      1.23      $      1.07